Exhibit 5.1

June 5, 2026 BranchOut Food Inc. 205 SE Davis Ave., Suite C Bend, Oregon 97702 Re: Registration Statement on Form S-3 Ladies and Gentlemen:

L O S A N G E L E S, C A
S A N F R A N C I S C O, C A
W I L M I N G T O N, D E
N E W Y O R K, N Y
H O U S T O N, T X

10100 SANTA MONICA BLVD.
13th FLOOR
LOS ANGELES
CALIFORNIA 90067

TELEPHONE: 310/277 6910
FACSIMILE: 310/201 0760

SAN FRANCISCO
150 CALIFORNIA STREET
15th FLOOR
SAN FRANCISCO
CALIFORNIA 94111-4500

TELEPHONE: 415/263 7000
FACSIMILE: 415/263 7010

DELAWARE
919 NORTH MARKET STREET
17th FLOOR
P.O. BOX 8705
WILMINGTON
DELAWARE 19899-8705

TELEPHONE: 302/652 4100
FACSIMILE: 302/652 4400

NEW YORK
780 THIRD AVENUE
34th FLOOR
NEW YORK
NEW YORK 10017-2024

TELEPHONE: 212/561 7700
FACSIMILE: 212/561 7777

HOUSTON
440 LOUISIANA STREET
SUITE 900
HOUSTON
TEXAS 77002

TELEPHONE: 713/691 9385
FACSIMILE: 713/619 9407

WEB: www.pszjlaw.com

We have acted as counsel to BranchOut Food Inc., a Nevada corporation (the “Company”),  in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof. The Registration Statement relates to the offering and resale by the selling stockholder named therein (the “Selling Stockholder”), pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of 500,000 shares of common stock (the “Shares”) held by the Selling Stockholder.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (a) the Registration Statement, including the exhibits thereto, (b) the Company’s Articles of Incorporation, as amended to date, (c) the Company’s Bylaws, (d) certain resolutions of the Board of Directors of the Company and (e) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that the Sharese have been validly issued, and are fully paid and nonassessable.

Very truly yours,

/s/ Pachulski Stang Ziehl & Jones LLP

Pachulski Stang Ziehl & Jones LLP